FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                                    James L. Fox
                            Executive Vice President and Chief Financial Officer
                                                                  (212) 907-6015

                                                           The BISYS Group, Inc.
                                                                     (NYSE: BSG)
                                                                   www.bisys.com

                 BISYS(R) REPORTS FISCAL SECOND QUARTER RESULTS
            -- Revenue Increases 13 Percent to Record $263 Million --
        -- Internal Revenue Growth Improves Across All Business Groups --
                  -- Net Cash Provided by Operating Activities
                    Increases 29 Percent to $58.8 Million --

NEW YORK, N.Y. (January 21, 2004) -- BISYS, a leading provider of business process outsourcing solutions for the financial services sector, today reported the results of its fiscal second quarter ended December 31, 2003.

For the fiscal second quarter, BISYS reported net income of $20.0 million or $0.17 per diluted share, as compared to net income of $28.7 million or $0.24 per diluted share for the same period in fiscal 2003. Actual results for the fiscal second quarter of 2004 include restructuring charges of $1.4 million or $0.01 per diluted share net of tax, primarily related to the implementation of the reorganization plan for certain business operations as announced in September 2003. Excluding restructuring charges, pro forma net income was $21.4 million or $0.18 per diluted share for the fiscal 2004 second quarter, in line with analysts' consensus expectations.

Revenue for the quarter was $263.3 million, an increase of 13 percent from $233.1 million in the same period last year. Net cash provided by operating activities was $58.8 million, an increase of more than 29 percent from $45.4 million in the same period last year.

BISYS reported net income of $24.9 million or $0.21 per diluted share for the six months ended December 31, 2003, as compared to net income of $45.5 million or $0.37 per diluted share for the six months ended December 31, 2002. Actual results for the six months ended December 31, 2003 include restructuring, impairment, and other charges of $14.5 million or $0.12 per diluted share net of tax, primarily related to the integration, consolidation, and reorganization of certain business operations, particularly in the Company's European Fund Services division and the Insurance and Education Services group. Actual results for the six months ended December 31, 2002 include restructuring charges of $7.5 million or $0.06 per diluted share net of tax, related to the integration, consolidation, and relocation of certain business operations, primarily as a result of acquisition activity.

Excluding restructuring, impairment, and other charges, pro forma net income for the six months ended December 31, 2003 was $39.3 million or $0.33 per diluted share, as compared to pro

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forma net income of $53.1 million or $0.44 per diluted share for the same period last year. BISYS' six months revenue increased to $500.7 million, up nine percent over fiscal 2003 six months revenue of $460.5 million.

The Company has included the above pro forma information concerning restructuring, impairment, and other charges to assist investors in analyzing BISYS' results of operations. The Company has elected to provide this information to enable investors to perform meaningful comparisons of past, present, and future operating results, and as a means to emphasize the results of core, ongoing operations.

ABOUT BISYS

The BISYS Group, Inc. (NYSE: BSG), headquartered in New York City, provides business process outsourcing solutions that enable investment firms, insurance companies, and banks to capitalize on convergence by entering new segments of the financial services industry. BISYS currently supports more than 22,000 domestic and international financial institutions and corporate clients through three business units. Its INVESTMENT SERVICES group provides administration and distribution services for approximately 370 clients, representing approximately 2,200 mutual funds, hedge funds, private equity funds, and other alternative investment products with approximately $750 billion in assets under administration. BISYS' largest group also provides retirement services to more than 18,000 companies in partnership with 40 of the nation's leading banks and investment management companies, and offers analytical research and competitive information through its Financial Research Corporation (FRC) subsidiary. Through its INSURANCE AND EDUCATION SERVICES group, BISYS is the nation's largest independent distributor of life insurance and the premier provider of the support services required to sell traditional and variable life, long-term care, disability, and annuity products. BISYS is also the nation's second largest independent wholesale distributor of commercial property/casualty insurance. This group complements its insurance distribution services with a comprehensive compliance management solution that supports insurance and investment firms and professionals with more than 215 certification and continuing education training courses, and a sophisticated suite of products and services that automates the entire licensing process. BISYS' INFORMATION SERVICES group supports approximately 1,450 banks, insurance companies, and corporations with industry-leading information processing and imaging solutions, turnkey asset retention solutions, and specialized corporate banking solutions. Additional information is available at www.bisys.com.

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

                                       ###




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                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                      (In thousands, except per share data)

                                                               THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                   DECEMBER 31,                    DECEMBER 31,

Statement of Operations Data:                                   2003            2002            2003            2002
                                                             ---------       ---------       ---------       ---------
Revenues                                                     $ 263,331       $ 233,112       $ 500,713       $ 460,456
                                                             ---------       ---------       ---------       ---------
Operating cost and expenses:
  Service and operating                                        168,691         136,126         321,203         271,675
  Selling, general and administrative                           49,397          42,593          95,526          87,179
  Amortization of intangible assets                              6,693           4,393          12,499           8,665
  Restructuring, impairment and other charges                    2,151              --          14,775          12,079
                                                             ---------       ---------       ---------       ---------
Total expenses                                                 226,932         183,112         444,003         379,598
                                                             ---------       ---------       ---------       ---------
Operating earnings                                              36,399          50,000          56,710          80,858
Interest income                                                    282             535             607             908
Interest expense                                                (4,735)         (4,568)         (9,399)         (8,953)
                                                             ---------       ---------       ---------       ---------
Income before income taxes                                      31,946          45,967          47,918          72,813
Income taxes                                                    11,900          17,238          23,061          27,305
                                                             ---------       ---------       ---------       ---------
Net income                                                   $  20,046       $  28,729       $  24,857       $  45,508
                                                             =========       =========       =========       =========

Basic earnings per share                                     $    0.17       $    0.24       $    0.21       $    0.38
Diluted earnings per share                                   $    0.17       $    0.24       $    0.21       $    0.37
Weighted average shares outstanding                            119,350         119,273         119,578         119,393
Weighted average equivalent shares outstanding                 120,091         120,967         120,730         121,886


Pro forma:
Reported net income                                          $  20,046       $  28,729       $  24,857       $  45,508
Addback:
Restructuring, impairment and other charges, net of tax          1,350              --          14,483           7,549
Pro forma net income                                            21,396          28,729          39,340          53,057

Diluted earnings per share:
Reported net income                                          $    0.17       $    0.24       $    0.21       $    0.37
Addback:
Restructuring, impairment and other charges, net of tax           0.01              --            0.12            0.06
Pro forma net income                                         $    0.18       $    0.24       $    0.33       $    0.44


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                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                                 (In thousands)


                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                              DECEMBER 31,                   DECEMBER 31,

Business Segment Data:                     2003            2002            2003            2002
                                        ---------       ---------       ---------       ---------
Revenues:
  Investment Services                   $ 138,211       $ 121,853       $ 266,382       $ 242,797
  Insurance and Education Services         68,438          58,830         125,564         114,529
  Information Services                     56,682          52,429         108,767         103,130
                                        ---------       ---------       ---------       ---------
    Total                               $ 263,331       $ 233,112       $ 500,713       $ 460,456
                                        =========       =========       =========       =========

Operating earnings (loss)*:
  Investment Services                   $  16,457       $  17,872       $  32,870       $  33,956
  Insurance and Education Services         13,414          23,738          22,229          43,407
  Information Services                     14,839          13,825          27,726          26,230
  Corporate                                (6,160)         (5,435)        (11,340)        (10,656)
                                        ---------       ---------       ---------       ---------
    Total                               $  38,550       $  50,000       $  71,485       $  92,937
                                        =========       =========       =========       =========


* Excludes the impact of restructuring, impairment and other charges.


                                                       DECEMBER 31,      JUNE 30,
Balance Sheet Data:                                        2003            2003
                                                        ----------      ----------
Cash and cash equivalents                               $   85,054      $   79,558
Restricted cash                                             56,324          26,603
Accounts receivable, net                                    95,055          96,237
Insurance premiums and commissions receivable, net         189,000         169,780
Total assets                                             1,663,795       1,526,893
Insurance premiums and commissions payable                 129,666          79,398
Short-term borrowings                                      200,000         172,000
Long-term debt                                             300,000         300,000
Stockholders' equity                                       806,874         785,061


Other Financial Data:                                        THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                 DECEMBER 31,               DECEMBER 31,

                                                             2003          2002          2003          2002
                                                            -------       -------       -------       -------
Capital expenditures                                        $ 7,315       $11,277       $16,802       $25,178
Net cash provided by operating activities                   $58,775       $45,418       $85,207       $62,222
Effective tax rate, excluding impact of restructuring,
  impairment and other charges                                37.25%        37.50%        37.25%        37.50%